Exhibit 10.5

EXCHANGE AGREEMENT

This Exchange Agreement (as it may be amended, modified or supplemented from time to time in accordance with the terms hereof, this “Agreement”), dated as of May 30, 2003, is entered into by and among Hard Rock Hotel, Inc., a Nevada corporation (the “Company”), and Peter A. Morton, an individual, and Desert Rock, Inc., a Nevada corporation (individually, a “Holder” and, collectively, the “Holders”).

R E C I T A L S

WHEREAS, the Company has issued $140,000,000 aggregate principal amount of 8 7/8% Second Lien Notes due 2013 (the “Offering”);

WHEREAS, concurrently, with the Offering, the Company entered into a Credit Agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “New Credit Facility”);

WHEREAS, in connection with the Offering, the Company entered into a First Supplemental Indenture with U.S. Bank National Association (formerly known as First Trust National Association), as trustee (the “Trustee”), amending that certain Indenture, dated as of March 23, 1998, between the Company and the Trustee, as amended by that certain First Amendment to the Indenture dated May 30, 2000, which Indenture governs the Company’s 9¼% Senior Subordinated Notes due 2005 (the “Indenture Amendment”);

WHEREAS, the Indenture Amendment is effective and operative as of date of the execution of this Agreement;

WHEREAS, the Company has terminated and repaid in full all amounts owing under that certain Loan Agreement, dated as of March 23, 1998, among the Company, Bank of America, N.A., as agent, Bear, Stearns & Co., Inc., as co-agent, and the lenders party thereto (as amended, the “Old Credit Facility” and, together with the Offering, the New Credit Facility and Indenture Amendment, the “Related Transactions”);

WHEREAS, the Holders are the owners of all of the Company’s issued and outstanding preferred stock, no par value per share (the “Preferred Stock”), consisting of 28,000 shares of 9¼% Series A Cumulative Preferred Stock, no par value per share (the “Series A Preferred Stock”), and 1 share of 9¼% Series B Cumulative Preferred Stock, no par value per share (the “Series B Preferred Stock”), as set forth on Schedule I attached hereto; and

WHEREAS, each Holder desires to exchange such Holder’s Preferred Stock for Junior Subordinated Notes, the form and terms of which shall be substantially as set forth in Exhibit A hereto (the “Notes”), of the Company, with an aggregate principal amount equal to the aggregate liquidation preference of such Holder’s Preferred Stock, plus a portion of accrued dividends thereon.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders (individually, a “Party” and, collectively, the “Parties”), intending to be legally bound, hereby agree as follows:

1.                                       Definitions

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Closing” has the meaning set forth in Section 2(b) hereof.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Governmental Authority” means any agency, instrumentality, department, commission, court, tribunal or board having jurisdiction, whether national, federal, state, provincial or local.

“Holder” and “Holders” has the meaning set forth in the introductory paragraph of this Agreement.

“Indenture Amendment” has the meaning set forth in the recitals to this Agreement.

“Law” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

“Lien” means, with respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or by operation of law.

“Material Adverse Effect” has the meaning set forth in Section 3(c) hereof.

“New Credit Facility” has the meaning set forth in the recitals to this Agreement.

“Notes” has the meaning set forth in the recitals to this Agreement.

“Offering” has the meaning set forth in the recitals to this Agreement.

“Old Credit Facility” has the meaning set forth in the recitals to this Agreement.

“Order” means any judgment, writ, decree, injunction, order, decision, directive, regulation or ruling of any Governmental Authority that is binding on any Person under Law.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Preferred Stock Dividend” has the meaning set forth in Section 2(b) hereof.

“Related Transactions” has the meaning set forth in the recitals to this Agreement.

“Series A Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Series B Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect 50% or more of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

2.                                       Exchange

(a)                                  Exchange.  Subject to the terms and conditions set forth herein, in exchange for a Holder’s surrender of Preferred Stock (including a portion of the accrued and unpaid dividends thereon), the Company shall issue to such Holder a Note in the aggregate principal amount set forth opposite such Holder’s name on Schedule I attached hereto.

(b)                                 Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California  90071, on the date hereof and immediately after the consummation of the Related Transactions.  At the Closing, each Holder shall deliver, or cause to be delivered, the stock certificates evidencing the Preferred Stock owned by such Holder and in exchange therefor, the Company shall deliver, or cause to be delivered, (i) certificates evidencing the Notes registered in the name of such Holder and (ii) the accrued dividends on such Holder’s Preferred Stock, as set forth on Schedule I attached hereto (the “Preferred Stock Dividend”), by wire transfer of immediately available funds to the account(s) designated by such Holder.

3.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants, as of the date hereof, to each Holder that each of the representations and warranties set forth below is true and correct:

(a)                                  Organization, Standing, Etc.  The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder and thereunder.

(b)                                 Authorization and Validity.  The execution, delivery and performance by the Company of this Agreement, including the issuance of the Notes, have been duly authorized by all necessary corporate action by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

(c)                                  No Conflict; No Default.  The execution, delivery and performance by the Company of this Agreement will not (a) violate any provision of any Law or Order having applicability to the Company, (b) violate or contravene any provision of the certificate of incorporation or bylaws of the Company, or (c) after giving effect to the Related Transactions, result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder, except, in respect of the matters set forth in clauses (a) and (c), for such violation, breach, default or Lien as would not have a material adverse effect on the business operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).  The Company is not in default under or in violation of any such Law or Order or any such indenture, loan or credit agreement or other agreement, lease or instrument, except for such default or violation as would not have a Material Adverse Effect.

(d)                                 Government Consent.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

(e)                                  Validity of Notes.  The Notes have been duly authorized and, when issued in accordance with the terms hereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).  The Company has been advised by its independent financial advisors that the Notes represent marketable debt securities with terms and conditions that are customary for an investment similar to the Notes.

4.                                       Representations and Warranties of Holders.  Each of the Holders, severally and not jointly, hereby represent and warrant, as of the date hereof, to the Company that each of the representations and warranties set forth below is true and correct in all material respects:

(a)                                  Authorization and Validity.  Such Holder has all requisite power and authority to execute and deliver this Agreement, to perform such Holder’s obligations hereunder and to consummate the transactions contemplated hereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Holder, and this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

(b)                                 No Conflict; No Default.  The execution, delivery and performance of this Agreement by such Holder will not (a) violate any provision of any material Law or any material Order having applicability to such Holder, (b) if applicable, violate or contravene any provision of the organizational documents of such Holder, or (c) result in a material breach of or constitute a material default under any material indenture, loan or credit agreement or any other material agreement, lease or instrument of such Holder or by which such Holder or any of such Holder’s material properties may be bound or result in the creation of any Lien thereunder.

(c)                                  Ownership of Preferred Stock.  Such Holder owns the right, title and interest to the Preferred Stock owned by such Holder.  Other than this Agreement, there are no outstanding agreements, arrangements or understandings under which such Holder may be obligated to assign its right, title and interest to the Preferred Stock owned by such Holder.

(d)                                 Consents.  Such Holder has obtained all necessary consents, approvals and authorizations of third parties in order to consummate the transactions contemplated in this Agreement.

(e)                                  Investment Representations.

(i)                                     Such Holder is acquiring the Notes for such Holder’s own account, and not as a nominee or agent for any other Person, and not with a view to the sale or distribution of all or any part thereof in any transaction that would be in violation of the securities laws of the United States, and such Holder has no present intention of selling, granting participations in, or otherwise distributing any of the Notes in violation of securities laws.  Such Holder does not have any contract, undertaking, agreement or arrangement with any Person (other than the other Holders) to sell, transfer or grant participations to such Person with respect to any such Notes.

(ii)                                  Such Holder acknowledges that the Notes acquired hereunder will not be registered under the Act, in part based upon an exemption from registration predicated on the accuracy and completeness of its representations and warranties appearing herein.  Such Holder acknowledges that, as a result, it will not be permitted to sell, transfer or assign any of the Notes acquired hereunder until such shares are registered or an exemption from the registration requirements of the Act is available.  Such Holder acknowledges that there is no assurance that such an exemption from registration will ever be available or that any Notes will ever be able to be sold.

(iii)                               Such Holder (1) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act; (2) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes; (3) has the ability to bear the economic risks of its investment for an indefinite period of time; and (4) has been furnished with and has had access to such information, and has had adequate opportunity to ask questions of, and received answers from, the Company or its representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Notes.

5.                                       Miscellaneous.

(a)                                  Notices.   All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or given by telex or machine-confirmed facsimile or one business day after a writing is delivered to a national overnight courier service or three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, addressed as follows (or at such other address for a Party as shall be specified by like notice):

If to the Company, to:

Hard Rock Hotel, Inc.

4455 Paradise Road

Las Vegas, Nevada  89109

Attention:  Brian Ogaz

Facsimile:  (310) 652-8747

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California  90071

Attention:  Gregg A. Noel, Esq.

Facsimile:  (213) 687-5600

If to Mr. Morton:

510 North Robertson Boulevard

Los Angeles, California  90048

Facsimile:  (310) 652-8747

If to Desert Rock:

c/o Gordon & Silver, Ltd.

3960 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada  89109

Attention:  James A. Mace, Esq.

Facsimile:  (702) 693-6766

(b)                                 Further Assurances.  Each of the Parties hereby further covenants and agrees that it shall take all such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement and shall refrain from taking any action which would frustrate the purposes and intent of this Agreement.

(c)                                  Effectiveness; Counterparts.  This Agreement shall not become effective and binding on the Parties unless and until counterpart signature pages hereto shall have been executed and delivered by each of the Company and the Holders.  This Agreement may be executed by one of more of the Parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument.

(d)                                 Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations and all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(e)                                  Interpretation.  When a reference is made in this Agreement to Sections, paragraphs, clauses or Annexes, such reference shall be to a Section, paragraph or clause of or Annex to this Agreement unless otherwise indicated.  The words “include”, “includes”, and “including” when used therein shall be deemed in each case to be followed by the words “without limitation.”  The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.  None of the Parties shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

(f)                                    Specific Performance.  Each of the Parties recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by such Party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the other Parties for which money damages would not be an adequate remedy.  Accordingly, each Party agrees that, in addition to any other available remedies, the Parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of any Party posting a bond or other form of security.  In the event that any action should be brought in equity to enforce the provisions of this Agreement, each Party agrees that it will not allege, and each other Party hereby waives the defense, that there is an adequate remedy at law.

(g)                                 Assignment; Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations of the Holders under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Holders without the prior written consent of the Company.  Neither this Agreement nor any of the rights, interests or obligations of the Company under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by the Company without the prior written consent of each of the Holders.  This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Parties and no other person shall acquire or have any right under or by virtue of this Agreement.

(h)                                 No Third Party Beneficiaries.  Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity and is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

(i)                                     Headings.  The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of such section, paragraph or subsection or of this Agreement.

(j)                                     Amendments and Waivers.  This Agreement may not be modified, amended or supplemented except in writing signed by the Company and each of the Holders.

(k)                                  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.  EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF PARTIES IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COMPANY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE HOLDERS IN ANY OTHER JURISDICTION.

(l)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date and year first above written.

PETER A. MORTON

DESERT ROCK, INC.
a Nevada corporation

By:
Name:	Peter A. Morton
Title:	President

HARD ROCK HOTEL, INC.
a Nevada corporation

By:
Name:	Brian D. Ogaz
Title:	Senior Vice President

[Signature Page to Exchange Agreement]

SCHEDULE I

Holder	Series A Preferred Stock	Series B Preferred Stock	Preferred Stock Dividend	Aggregate Principal Amount of Notes
Peter A. Morton	28,000	0	$10,811,046.89	$28,000,000.00
Desert Rock, Inc.	0	1	$4,188,953.11	$22,037,380.50
Total	28,000	1	$15,000,000.00	$50,037,380.50

EXHIBIT A

[FORM OF JUNIOR SUBORDINATED NOTES]